Exhibit 10.33

COLE NATIONAL GROUP, INC.
1999 SUPPLEMENTAL RETIREMENT BENEFIT PLAN

Payment Election Agreement

     This Payment Election Agreement (the “Agreement”) is between the undersigned, Larry Pollock (the “Participant”), and Cole National Group, Inc. (the “Company”), and is subject to all of the terms and conditions of the Cole National Group, Inc. 1999 Supplemental Retirement Benefit Plan, effective January 1, 1999 (as amended from time to time), (the “Plan”). Capitalized terms not defined herein shall have meanings set forth in the Plan.

     1. Benefits Subject to Agreement. This Agreement covers the Participant’s Supplemental Retirement Benefit, as determined in accordance with Section 3.1 of the Plan.

     2. Commencement of Benefits. The Participant elects to commence the payment of his Supplemental Retirement Benefit specified in Section 1 of this Agreement:

x	(a)	Termination of Service.

	(b)	Delayed Payment. If the Participant elects under Section 3 of this Agreement to have his Supplemental Retirement Benefit paid in a single lump sum (as provided in Section 3.4(b) of the Plan), on .

	(c)	Installment Payments. If the Participant elects under Section 3 of this Agreement to have his Supplemental Retirement Benefit paid in equal annual installments (as provided in Section 3.4(b) of the Plan), commencing on .

     3. Form of Payment. The Participant elects that the Participant’s Supplemental Retirement Benefit shall be paid:

X	In a single lump sum payment.

In annual installments for a period of years (not to exceed 20).

In the same form and for the same duration as the benefits payable to the Participant under the Pension Plan.

     The Participant understands that the foregoing election of the form of payment must be filed with the Company at least six (6) months prior to the Participant’s voluntary termination of employment with, or retirement from, Parent, the Company and certain Subsidiaries. The Participant further acknowledges that such election may be changed by the

Participant without the consent of any other person by filing a later signed written election with the Company; provided that any election the Participant makes that is less than six (6) months prior to the Participant’s voluntary termination of employment or retirement shall not be valid, and in such case, payment shall be made in accordance with the Participant’s prior election.

     If no valid election is made, the Participant understands that his benefit shall be paid in the same form and for the same duration as the benefits payable to the Participant under the Pension Plan, unless otherwise provided for in an Instrument Designating Participant in the Cole National Group, Inc. 1999 Supplemental Retirement Benefit Plan.

     4. Beneficiary Designation. If the Participant dies after commencement of benefits under the Plan but before any lump sum elected is paid, or with any remaining elected installments unpaid, any survivor benefit shall be paid (i) in conformity with the Participant’s election in effect prior to his death or (ii) in an alternate form of distribution (including a single lump sump payment), if the Participant’s Beneficiary has made an election under Section 3 of this Agreement and filed this Agreement with the Secretary of the Company while the Beneficiary is alive and within 30 days of the date of the Participant’s death.

     Primary Beneficiary(s) (attach other forms if necessary):

     Name: /s/ Julia Pollock
     Relationship: Spouse
     Address:
     Percentage of Account Balance:
      Name:
      Relationship:
      Address:
     Percentage of Account Balance:

     If the primary Beneficiary predeceases the Participant, the following person(s) is designated as contingent Beneficiary to receive any such unpaid balance:

Name:	Lawrence I. Pollock, Trustee and his Successors under the Lawrence I. Pollock Declaration of Trust, dated July 31, 1997 as Amended

Relationship:

Address:

Percentage of Account Balance:

      Name:
      Relationship:
      Address:
     Percentage of Account Balance:

     The Participant understands that the foregoing Beneficiary designation supersedes any prior designations.

     5. Participant Acknowledgment and Signature. The Participant acknowledges that the Participant has received a copy of the Plan.

     IN WITNESS WHEREOF, the Participant and the Company have executed this Agreement on the 30th day of January, 2004.

COLE NATIONAL GROUP, INC.

By:	/s/ Patricia M. Luzier

Senior Vice President

Larry Pollock

Participant